SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


           Date of Report (Date of earliest event reported): July 22, 2008

                             Timberland Bancorp, Inc.
               (Exact name of registrant as specified in its charter)


       Washington                    0-23333                91-1863696
---------------------------        -----------          ----------------
State or other jurisdiction        Commission          (I.R.S. Employer
Of incorporation                   File Number         Identification No.)


624 Simpson Avenue, Hoquiam, Washington                      98550
---------------------------------------                    ---------
(Address of principal executive offices)                   (Zip Code)


Registrant's telephone number (including area code) (360) 533-4747

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition
--------------------------------------------------------

     On July 22, 2008, Timberland Bancorp, Inc. issued its earnings release for the quarter ended June 30, 2008. A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits
--------------------------------------------

        (d)    Exhibits

        99.1   Press Release of Timberland Bancorp, Inc. dated July 22, 2008

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     TIMBERLAND BANCORP,INC.


DATE:  July 23, 2008                 By:/s/Dean J. Brydon
                                        --------------------------
                                        Dean J. Brydon
                                        Chief Financial Officer

                                  Exhibit 99.1

Timberland Bancorp, Inc.


Contact: Michael R. Sand,
         President & CEO
         Dean J. Brydon, CFO
         (360) 533-4747
         www.timberlandbank.com
         ----------------------

        Timberland Bancorp Announces Fiscal Third Quarter 2008 Results

HOQUIAM, WA--Jul 22, 2008 -- Timberland Bancorp, Inc. (TSBK News) ("Timberland"), the holding company for Timberland Bank ("Bank"), today reported core operating earnings of $2.05 million, or $0.31 per diluted share for the fiscal third quarter ended June 30, 2008, exclusive of the previously announced non-recurring impairment charge of $2.82 million ($2.59 million after tax) resulting from the withdrawal of its investment in the AMF family of mutual funds. The non-recurring impairment charge of $0.39 per diluted share resulted in a net loss of $0.08 per diluted shares for the fiscal third quarter. In the fiscal second quarter ended March 31, 2008, Timberland earned $1.59 million, or $0.24 per diluted share and in the quarter ended June 30, 2007, it earned $2.14 million, or $0.31 per diluted share. Timberland's non-performing assets to total assets ratio was 1.55% at June 30, 2008. All per share data has been adjusted to reflect the two-for-one stock split in the form of a 100% stock dividend paid on June 5, 2007.

Fiscal Third Quarter 2008 Highlights: (quarter ended June 30, 2008 compared to the quarter ended June 30, 2007)

    *  Core earnings per diluted share were $0.31.
    * Capital levels remain strong with an 11.3% equity-to-assets ratio and a 10.3% tangible-equity-to-assets ratio.
    * Non-interest income (exclusive of the non-recurring impairment charge) increased 29%.
    * Quarterly cash dividend of $0.11 per share announced on July 8, 2008. This represents the 42nd consecutive quarter that Timberland will have paid a cash dividend.
    *  The loan portfolio increased 12% to $557 million from $497 million.
    *  Total assets increased 6% to $664 million from $624 million.
    * Timberland consistently earns top honors for strong performance and financial stability.
          * In April 2008, SNL Financial, a leading bank research firm, released their 2007 performance ratings of the nation's 100 largest thrifts. Timberland Bancorp, Inc. ranked seventh overall in the nation.
          * Timberland Bank also earned a five-star "Superior" rating from Bauer Financial.

"Operationally our third quarter performance reflects the underlying strength of our franchise," said Michael R. Sand, President and Chief Executive Officer.

Operating Results
Fiscal third quarter revenue (net interest income before provision for loan losses plus non-interest income), excluding the non-recurring impairment charge, increased 3% to $8.4 million compared with $8.2 million in the like quarter one year ago. Solid growth in fee income more than offset marginally lower net interest income. Net interest income before the provision for loan losses decreased 2% to $6.5 million from $6.7 million compared to the like quarter one year ago with interest and dividend income decreasing 4% and interest expense decreasing 7%. Fiscal year to date core operating revenue increased 5% to $25.1 million from $23.8 million in the first nine months one year ago with net interest income up 3% and non-interest income increasing 13%. During this challenging interest rate environment, Timberland's net interest margin remained solid at 4.23%, a reduction of 21 basis points from the 4.44% reported for the quarter ended March 31, 2008. The 25 basis point interest rate cut by the Federal Reserve at the end of April 2008 combined with a full quarter's impact from the 200 basis points in cuts during the quarter ended March 31, 2008 compressed margins during the current quarter. The reversal of interest on loans placed on non-accrual status during the quarter accounted for eight basis points of the 21 basis point decrease in the net interest margin. The Company's net interest margin was 4.67% for the same quarter one year ago. Year to date, Timberland's net interest margin was 4.42% compared to 4.72% one year ago.

In the third fiscal quarter Timberland made a provision of $500,000 to its allowance for loan losses. This represented a decrease of $200,000 from the provision made in the quarter immediately prior and an increase of $240,000 as compared to the like quarter in the prior fiscal year. Net charge-offs for the quarter ended June 30, 2008 totaled $121,000. Timberland's Safety

Timberland Q3 Earnings
July 22, 2008
Page 2

and Soundness Regulatory examination was conducted and concluded in mid May. Timberland's annual independent third party loan review was also conducted and concluded in May.

During the quarter Timberland recognized a non-recurring impairment charge of $2.82 million on its investment in the AMF family of mutual funds. Due to a continuing decline in the net asset value ("NAV") of the funds primarily as a result of uncertainty in spreads in the bond market for mortgage-related securities and downgrades to a small percentage of the underlying securities, Timberland determined that the funds should be classified as "other than temporarily impaired." "Subsequently, we elected to redeem our $29.1 million mutual fund investment and received both cash and the underlying securities from the redemption," said Sand. Only $317,000 were cash charges and the remaining $2.5 million were non-cash charges to income. It is currently anticipated that a portion of the non-cash charge will be partially offset in each subsequent quarter as principal payments are made to the underlying securities. The redemption of the mutual funds resulted in a capital loss which can only be deducted for tax purposes to the extent that capital gains are realized within a three year carry back period and a five year carry forward period. Timberland has estimated that it will have $679,000 in capital gains during the allowable tax period to offset the capital loss. The after tax impact of the non-recurring impairment charge is $2.59 million, or $0.39 per diluted share.

Non-interest income (excluding the non-recurring impairment charge) increased 29% to $1.93 million for the third quarter from $1.50 million for the third quarter of fiscal 2007, primarily due to increased service charges on deposits and increased income from loan sales (gain on sale of loans and servicing income on loans sold). "Our operating income continues to build as we introduce new products and services to our customers. The success of the automated overdraft decisioning system implemented during the quarter increased fee income," said Sand. The increased income from loan sales was primarily a result of an increase in the dollar value of residential mortgage loans sold in the secondary market during the quarter. The sale of fixed rate one-to-four family mortgage loans totaled $16.0 million for the third quarter of fiscal 2008 compared to $7.8 million for the same period one year prior.

Timberland's total operating (non-interest) expenses increased by $158,000 to $4.92 million for the third quarter from $4.76 million for the third quarter of fiscal 2007 primarily due to a $60,000 increase in salaries and employee benefits expense, a $49,000 increase in deposit related expenses, a $38,000 increase in advertising expenses and smaller increases in several other categories. The increased salary and benefit expense was primarily the result of annual salary adjustments (effective October 1, 2007). The increased deposit related expenses were primarily a result of expenses associated with several new deposit related programs. The increased advertising expenses were primarily attributable to marketing costs designed to gather new deposits. Partially offsetting these increased expenses was a $38,000 decrease in premises and equipment expense as compared to the like quarter one year ago. The decrease in premises and equipment expense was primarily due to the sale of a building that previously served as a branch facility. The gain on the sale of the building resulted in a $123,000 decrease to premises and equipment expenses during the quarter. Timberland's efficiency ratio (exclusive of the non-recurring impairment charge) was 58.36% for the quarter ended June 30, 2008 compared to 58.35% for the quarter ended June 30, 2007.

Asset Quality
The non-performing assets ("NPAs") to total assets ratio was 1.55% at June 30, 2008, with $121,000 in net charge-offs during the quarter. The allowance for loan losses totaled $7.1 million at June 30, 2008, or 1.26% of loans receivable and 75% of non-performing loans. The allowance for loan losses was $6.7 million, or 1.21% of loans receivable and $4.5 million, or 0.90% of loans receivable at March 31, 2008 and June 30, 2007, respectively.

Non-performing loans increased by $3.0 million during the quarter to $9.4 million at June 30, 2008, and were comprised of 31 loans including 16 single family speculative loans totaling $5.6 million (of which the largest has a balance of $522,000), a $1.8 million participation interest in a land development loan located in Clark County, eight land loans totaling $933,000, one commercial real estate loan for $717,000, three home equity consumer loans totaling $233,000, one single family home loan for $101,000 and one commercial business loan for $14,000. These non-performing loans represent 13 credit relationships. The increase in non-performing loans as compared to the quarter immediately prior was attributable to seven credit relationships which are discussed below.

1. The largest of these seven relationships is with a long-time builder of Timberland's that has five single family speculative loans, four land loans each zoned for the construction of one single family dwelling and one home equity loan outstanding for an aggregate total of $2.57 million. The collateral for all these loans except the home equity loan is located in rural Thurston County.

Timberland Q3 Earnings
July 22, 2008
Page 3

2. Another builder has two loans totaling $605,000 that are secured by single family speculative homes in Pierce County.
3. A commercial real estate loan of $717,000 is secured by a medical office building in Kitsap County. The assessed value of the collateral is $1.02 million and the property is currently listed for sale at $1.24 million.
4. A loan of $101,000 is well secured by a house with an assessed value of $166,000. The collateral is located in Kitsap County.
5. A loan of $78,000 is partially secured by a building lot. The borrower is an owner builder that is involved in personal litigation which has prevented him from building on the lot. The collateral is located in Grays Harbor County.
6. A loan of $31,000 is secured by a residential building lot in Grays Harbor County with an assessed value of $50,000.
7.   A $14,000 loan is secured by a lift truck.

Loans with an aggregate balance of $173,000 that were non-performing at the end of the prior quarter were brought current during the quarter ended June 30, 2008 and one loan was transferred to other real estate owned ("OREO"). OREO increased to $879,000 at June 30, 2008 and consisted of one single-family residence in Pierce County. Balance Sheet Management Total assets increased 6% on an annualized basis during the quarter to $663.8 million at June 30, 2008, and increased 6% from $624.1 million one year ago primarily due to loan portfolio growth.


LOAN PORTFOLIO
($ in thousands)

                      June 30, 2008      March 31, 2008      June 30, 2007
                    Amount    Percent   Amount    Percent   Amount    Percent
                   --------  --------  --------  --------  --------  --------
Mortgage Loans:
  One-to-four
   family (1)      $105,791        17% $108,117        18% $103,883        18%
  Multi-family       37,465         6    37,932         6    31,719         6
  Commercial        140,785        23   136,112        22   128,118        22
  Construction
   and land
   development      202,029        32   197,384        32   181,157        32
  Land               56,489         9    55,158         9    53,794         9
                   --------  --------  --------  --------  --------  --------
    Total mortgage
     loans          542,559        87   534,703        87   498,671        87
Consumer Loans:
  Home equity and
   second
   mortgage          46,771         7    47,003         8    44,347         8
  Other              11,292         2    10,888         2    11,735         2
                   --------  --------  --------  --------  --------  --------
                     58,063         9    57,891        10    56,082        10
Commercial
 business loans      23,307         4    20,177         3    16,625         3
                   --------  --------  --------  --------  --------  --------
Total loans        $623,929       100% $612,771       100% $571,378       100%
Less:
 Undisbursed
  portion of
  construction
  loans in
  process           (57,335)            (55,447)            (66,598)
 Unearned income     (2,865)             (2,782)             (2,921)
 Allowance for
  loan losses        (7,076)             (6,697)             (4,529)
                   --------            --------            --------
Total loans
 receivable,
 net               $556,653            $547,845            $497,330
                   ========            ========            ========

_____________________
(1) Includes loans held for sale

CONSTRUCTION LOAN COMPOSITION
($ in thousands)
                      June 30, 2008      March 31, 2008      June 30, 2007
                    Amount    Percent   Amount    Percent   Amount    Percent
                   --------  --------  --------  --------  --------  --------
  Custom and
   owner /
   builder         $ 48,384        24% $ 46,311        23% $ 48,894        27%
  Speculative        36,979        18    42,582        22    43,655        24
  Commercial
   real estate       66,846        33    56,964        29    50,729        28
  Multi-family       19,044        10    21,941        11    19,801        11
  Land
   development       30,776        15    29,586        15    18,078        10
                   --------  --------  --------  --------  --------  --------
   Total
    construction
    loans          $202,029       100% $197,384       100%  $181,157      100%

Net loans receivable increased 12% year-over-year to $556.7 million at June 30, 2008, from $497.3 million one year ago. During the quarter the loan portfolio increased by $8.8 million as commercial real estate loans increased by $4.7 million, commercial business loans increased by $3.1 million, construction and land development loans (net of the undisbursed portion) increased by $2.8 million and land loans increased by $1.3 million. These increases were partially offset by a $2.3 million

Timberland Q3 Earnings
July 22, 2008
Page 4

decrease in one-to four-family mortgage loans and a $467,000 decrease in multi-family mortgage loans. The Bank's speculative construction portfolio decreased by 13% from the prior quarter.

Loan originations increased 36% to $80.1 million for the quarter ended June 30, 2008 from $59.0 million for the quarter ended March 31, 2008 and from $66.4 million for the quarter ended June 30, 2007. The Bank participated out $14.5 million of its loan production during the quarter and continues to sell fixed rate one-to four-family mortgage loans into the secondary market for asset-liability management purposes. During the quarter ended June 30, 2008, fixed rate one-to four-family mortgage loan sales totaled $16.0 million. Timberland's investment securities decreased by $9.4 million during the quarter to $33.5 million at June 30, 2008 from $42.9 million at March 31, 2008 primarily due to the redemption of mutual funds held with the AMF family of mutual funds. During the quarter Timberland redeemed $29.1 million in mutual funds and received $22.2 million in underlying securities and $6.9 million in cash. The investment securities balance also decreased during the quarter as a result of regular amortization and prepayments on mortgage-backed securities.

DEPOSIT BREAKDOWN
($ in thousands)
                             June 30, 2008   March 31, 2008    June 30, 2007
                            Amount  Percent  Amount  Percent  Amount  Percent
                           -------- ------- -------- ------- -------- -------
Non-interest bearing       $ 50,701    11%  $ 50,068    11%  $ 50,580    12%
N.O.W. checking              90,476    19     88,350    19     80,290    18
Savings                      58,604    12     57,212    12     59,558    14
Money market                 48,082    10     47,244    10     46,446    11
Certificates of deposit
 under $100                 128,791    27    137,529    29    131,803    30
Certificates of deposit
 $100 and over               77,343    16     74,376    16     64,837    15
Certificates of deposit
 - brokered                  25,937     5     15,058     3         --    --
                           --------   ---   --------   ---   --------   ---
   Total deposits          $479,934   100%  $469,837   100%  $433,514   100%
                           ========   ===   ========   ===   ========   ===

Total deposits increased $10.1 million to $479.9 million at June 30, 2008 from $469.8 million at March 31, 2008 primarily due to a $10.9 million increase in brokered deposit accounts, a $2.1 million increase in N.O.W. checking accounts, a $1.4 million increase in savings accounts, an $838,000 increase in money market accounts and a $633,000 increase in non-interest bearing accounts. These increases were partially offset by a $5.8 million decrease in certificates of deposit accounts. Brokered deposits remain a very limited portion of the Bank's funding sources.

Total shareholders' equity decreased $67,000 to $74.78 million at June 30, 2008 from $74.84 million at March 31, 2008. The reduction in shareholders' equity was primarily due to cash dividends of $758,000 paid to shareholders and a net loss of $546,000 resulting from the non-recurring impairment charge noted above. These reductions to shareholders' equity were partially offset by a $991,000 decrease to the accumulated other comprehensive loss category. A significant portion ($976,000) of the non-recurring impairment charge on the mutual funds reflected in the current quarter's income statement had previously been accounted for as a reduction to shareholders' equity. This reduction was reflected in the accumulated other comprehensive loss line item in the balance sheet. Timberland did not repurchase any shares during the quarter. Timberland remains well capitalized with tier 1 risk based capital of 12.1%, equity to assets of 11.3% and tangible equity to assets of 10.3%.

About Timberland Bancorp, Inc.
Timberland Bancorp operates 21 branches in the state of Washington in Hoquiam, Aberdeen, Ocean Shores, Montesano, Elma, Olympia, Lacey, Tumwater, Yelm, Puyallup, Edgewood, Tacoma, Spanaway (Bethel Station), Gig Harbor, Poulsbo, Silverdale, Auburn, Winlock, and Toledo.

Timberland Q3 Earnings
July 22, 2008
Page 5


TIMBERLAND BANCORP INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENT
($ in thousands, except per share)
(unaudited)
                                             Three Months Ended
                                ---------------------------------------------
                                Non-GAAP*        GAAP        GAAP        GAAP
                                  June 30,    June 30,   March 31,    June 30,
                                     2008        2008        2008        2007
                                ---------   ---------   ---------   ---------
Interest and dividend income
Loans receivable                $   9,825   $   9,825   $  10,358   $   9,981
Investments and mortgage-
 backed securities                    235         235         142         350
Dividends from mutual funds
 and Federal Home Loan Bank
 ("FHLB") stock                       272         272         395         426
Federal funds sold                     28          28          27          49
Interest bearing deposits
 in banks                               8           8           4           8
                                ---------   ---------   ---------   ---------
   Total interest and
    dividend income               10,368      10,368      10,926      10,814

Interest expense
Deposits                           2,703       2,703       3,117       2,866
FHLB advances                      1,161       1,161       1,132       1,278
Other borrowings                       4           4           6          12
                               ---------   ---------   ---------   ---------
Total interest expense             3,868       3,868       4,255       4,156
                               ---------   ---------   ---------   ---------
   Net interest income             6,500       6,500       6,671       6,658
Provision for loan losses            500         500         700         260
                               ---------   ---------   ---------   ---------
   Net interest income after
    provision for loan losses      6,000       6,000       5,971       6,398

Non-interest income
Service charges on deposits          948         948         648         692
Gain on sale of loans, net           127         127         144          79
Loss on redemption of mutual
 funds                                --      (2,822)         --          --
Bank owned life insurance
 ("BOLI") net earnings               121         121         119         116
Servicing income on loans sold       234         234         179         127
ATM transaction fees                 329         329         302         295
Other                                170         170         162         192
                               ---------   ---------   ---------   ---------
   Total non-interest income
    (loss)                         1,929        (893)      1,554       1,501

Non-interest expense
Salaries and employee benefits     2,812       2,812       2,986       2,752
Premises and equipment               519         519         650         557
Advertising                          228         228         268         190
Loss (gain) from other real
 estate operations                    --          --          --           1
ATM expenses                         136         136         142         128
Postage and courier                  129         129         130         113
Amortization of core deposit
 intangible                           62          62          62          71
State and local taxes                149         149         147         148
Professional fees                    175         175         145         175
Other                                709         709         676         626
                               ---------   ---------   ---------   ---------
   Total non-interest expense      4,919       4,919       5,206       4,761
Income before federal income
 taxes                             3,010         188       2,319       3,138
Federal income taxes                 965         734         734       1,000
                               ---------   ---------   ---------   ---------
   Net income (loss)           $   2,045   $    (546)  $   1,585   $   2,138
                               =========   =========   =========   =========
Earnings (loss) per common
 share:
   Basic                       $    0.32   $   (0.08)  $    0.25   $    0.32
   Diluted                     $    0.31   $   (0.08)  $    0.24   $    0.31
Weighted average shares
 outstanding:
   Basic                       6,446,303   6,446,303   6,441,367   6,713,777
   Diluted                     6,524,818   6,524,818   6,560,806   6,910,165

* Non-GAAP column excludes non-recurring loss on redemption of mutual funds.

Timberland Q3 Earnings
July 22, 2008
Page 6

TIMBERLAND BANCORP INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENT                        Nine Months Ended
                                              -------------------------------
($ in thousands, except per share)            Non-GAAP*      GAAP       GAAP
(unaudited)                                    June 30,   June 30,   June 30,
                                                  2008       2008       2007
                                              ---------  ---------  ---------
Interest and dividend income
Loans receivable                              $  30,947  $  30,947  $  28,050
Investments and mortgage-backed securities          625        625      1,185
Dividends from mutual funds and FHLB stock        1,090      1,090      1,259
Federal funds sold                                   87         87        192
Interest bearing deposits in banks                   22         22         61
                                              ---------  ---------  ---------
   Total interest and dividend income            32,771     32,771     30,747

Interest expense
Deposits                                          9,153      9,153      8,113
FHLB advances                                     3,510      3,510      3,173
Other borrowings                                     18         18         39
                                              ---------  ---------  ---------
Total interest expense                           12,681     12,681     11,325
                                              ---------  ---------  ---------
     Net interest income                         20,090     20,090     19,422
Provision for loan losses                         2,400      2,400        416
                                              ---------  ---------  ---------
     Net interest income after provision
      for loan losses                            17,690     17,690     19,006

Non-interest income
Service charges on deposits                       2,292      2,292      2,061
Gain on sale of loans, net                          364        364        250
Loss on redemption of mutual funds                  - -     (2,822)       - -
BOLI net earnings                                   360        360        343
Servicing income on loans sold                      531        531        373
ATM transaction fees                                930        930        830
Other                                               504        504        548
                                              ---------  ---------  ---------
   Total non-interest income                      4,981      2,159      4,405

Non-interest expense
Salaries and employee benefits                    8,718      8,718      8,303
Premises and equipment                            1,634      1,634      1,827
Advertising                                         678        678        569
Loss (gain) from real estate operations             - -        - -        (14)
ATM expenses                                        426        426        354
Postage and courier                                 376        376        347
Amortization of core deposit intangible             186        186        214
State and local taxes                               447        447        420
Professional fees                                   467        467        524
Other                                             2,044      2,044      2,052
                                              ---------  ---------  ---------
   Total non-interest expense                    14,976     14,976     14,596
Income before federal income taxes                7,695      4,873      8,815
Federal income taxes                              2,449      2,218      2,806
                                              ---------  ---------  ---------
     Net income                               $   5,246  $   2,655  $   6,009
                                              =========  =========  =========
Earnings per common share:
      Basic                                   $    0.81  $    0.41  $    0.88
      Diluted                                 $    0.80  $    0.40  $    0.85
Weighted average shares outstanding:
      Basic                                   6,467,874  6,467,874  6,863,253
      Diluted                                 6,587,120  6,587,120  7,080,530

* Non-GAAP column excludes non-recurring loss on redemption of mutual funds.

Timberland Q3 Earnings
July 22, 2008
Page 7


    TIMBERLAND BANCORP, INC.
    CONSOLIDATED BALANCE SHEET
    ($ in thousands) (unaudited)                 June 30, March 31,  June 30,
                                                    2008      2008      2007
                                               --------- --------- ---------
Assets
Cash and due from financial institutions:
  Non-interest bearing                         $  14,776 $  12,165 $  11,798
  Interest-bearing deposits in banks               3,196       883     1,188
  Federal funds sold                               5,565     1,220       205
                                               --------- --------- ---------
                                                  23,537    14,268    13,191

Investments and mortgage-backed securities:
  Held to maturity                                14,684        60        72
  Available for sale                              18,828    42,868    64,911
FHLB stock                                         5,705     5,705     5,705
                                               --------- --------- ---------
                                                  39,217    48,633    70,688

Loans receivable                                 562,664   549,593   500,694
Loans held for sale                                1,065     4,949     1,165
Less: Allowance for loan losses                   (7,076)   (6,697)   (4,529)
                                               --------- --------- ---------
Net loans receivable                             556,653   547,845   497,330


Accrued interest receivable                        2,932     3,055     3,177
Premises and equipment                            16,286    16,470    16,557
Other real estate owned ("OREO") and other
 repossessed items                                   879        --        68
BOLI                                              12,775    12,654    12,294
Goodwill                                           5,650     5,650     5,650
Core deposit intangible                            1,034     1,096     1,292
Mortgage servicing rights                          1,277     1,145     1,018
Other assets                                       3,514     3,697     2,881
                                               --------- --------- ---------
Total Assets                                   $ 663,754 $ 654,513 $ 624,146
                                               ========= ========= =========


Liabilities and Shareholders' Equity
Non-interest-bearing deposits                  $  50,697 $  50,068 $  50,580
Interest-bearing deposits                        429,237   419,769   382,934
                                               --------- --------- ---------
  Total deposits                                 479,934   469,837   433,514

FHLB advances                                    104,645   105,663   112,463
Other borrowings: repurchase agreements            1,007       815       775
Other liabilities and accrued expenses             3,393     3,356     3,402
                                               --------- --------- ---------
Total Liabilities                                588,979   579,671   550,154
                                               --------- --------- ---------

Shareholders' Equity
Common stock- $.01 par value; 50,000,000
 shares authorized; June 30, 2008
 - 6,901,453 shares issued and outstanding
 March 31, 2008 - 6,876,653 shares issued
 and outstanding June 30, 2007 - 7,025,360
 shares issued and outstanding                        69        69        70
Additional paid in capital                         8,706     8,527    11,425
Unearned shares- Employee Stock Ownership
 Plan                                             (2,842)   (2,908)   (3,521)
Retained earnings                                 68,822    70,125    66,915
Accumulated other comprehensive income (loss)         20      (971)     (897)
                                               --------- --------- ---------
Total Shareholders' Equity                        74,775    74,842    73,992
                                               --------- --------- ---------
Total Liabilities and Shareholders' Equity     $ 663,754 $ 654,513 $ 624,146
                                               ========= ========= =========

Timberland Q3 Earnings
July 22, 2008
Page 8


KEY FINANCIAL RATIOS AND DATA
($ in thousands, except per share amounts) (unaudited)

                                                Three Months Ended
                                   -------------------------------------------
                                   Core Results     GAAP       GAAP      GAAP
                                        June 30, June 30,  March 31,  June 30,
                                        2008 (a)    2008       2008      2007
                                      ----------  --------- --------- --------
PERFORMANCE RATIOS:
Return (loss) on average assets (b)       1.24%    (0.33%)     0.98%     1.38%
Return (loss) on average equity (b)      10.91%    (2.91%)     8.48%    11.24%
Net interest margin (b)                   4.23%     4.23%      4.44%     4.67%
Efficiency ratio                         58.36%    87.73%     63.29%    58.35%


                                                Nine Months Ended
                                    ------------------------------------------
                                    Core Results       GAAP              GAAP
                                         June 30,   June 30,          June 30,
                                         2008 (a)      2008              2007
                                      ----------  ---------           --------
Return on average assets (b)              1.07%     0.54%                1.34%
Return on average equity (b)              9.34%     4.73%               10.36%
Net interest margin (b)                   4.42%     4.42%                4.72%
Efficiency ratio                         59.73%    67.31%               61.26%



                                                June 30,  March 31,  June 30,
                                                   2008       2008      2007
                                                --------   --------   -------
ASSET QUALITY RATIOS:
Non-performing loans                            $  9,391   $  6,388   $   982
OREO and other repossessed assets                    879         --        68
                                                --------   --------   -------
Total non-performing assets                     $ 10,270   $  6,388   $ 1,050

Non-performing assets to total assets               1.55%      0.98%     0.17%
Allowance for loan losses to non-performing
 loans                                                75%       105%      461%
Restructured loans                              $     --   $  2,491   $    --

CAPITAL RATIOS:
Tier 1 leverage capital                            10.41%     10.53%    10.92%
Tier 1 risk based capital                          12.10%     12.08%    13.08%
Total risk based capital                           13.35%     13.28%    13.96%
Equity to assets                                   11.27%     11.43%    11.85%
Tangible equity to assets (e)                      10.26%     10.40%    10.74%
Book value per share (c)                        $  10.83   $  10.88   $ 10.53
Book value per share (d)                        $  11.46   $  11.53   $ 11.19
Tangible book value per share (c) (e)           $   9.87   $   9.90   $  9.54
Tangible book value per share (d) (e)           $  10.44   $  10.49   $ 10.14


(a) Calculation excludes non-recurring loss on redemption of mutual funds that occurred during 6/30/2008 quarter
(b)  Annualized
(c)  Calculation includes ESOP shares not committed to be released
(d)  Calculation excludes ESOP shares not committed to be released
(e) Calculation subtracts goodwill and core deposit intangible from the equity component

Timberland Q3 Earnings
July 22, 2008
Page 9


AVERAGE BALANCE SHEET:
                                                   Three Months Ended
                                              June 30,  March 31, June 30,
                                                 2008       2008     2007
                                             --------- --------- ---------
Average total loans                          $ 560,515 $ 546,349 $ 494,137
Average total interest earning assets          614,383   600,872   570,597
Average total assets                           659,998   647,851   619,120
Average total interest bearing deposits        415,495   411,465   388,610
Average FHLB advances and other borrowings     110,903   107,572    98,467
Average shareholders' equity                    74,956    74,741    76,087

                                                    Nine Months Ended
                                              June 30,            June 30,
                                                 2008                2007
                                             ---------           ---------
Average total loans                          $ 548,346           $ 466,200
Average total interest earning assets          605,949             548,942
Average total assets                           652,804             598,688
Average total interest bearing deposits        412,904             381,946
Average FHLB advances and other borrowings     109,794              82,139
Average shareholders' equity                    74,901              77,364

Disclaimer
This report contains certain "forward-looking statements." The Company desires to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and is including this statement for the express purpose of availing itself of the protection of such safe harbor with forward looking statements. These forward-looking statements may describe future plans or strategies and include the Company's expectations of future financial results. Forward-looking statements are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated objectives. These risk factors include but are not limited to the effect of interest rate changes, competition in the financial services market for both deposits and loans as well as regional and general economic conditions. The words "believe," "expect," "anticipate," "estimate," "project," and similar expressions identify forward-looking statements. The Company's ability to predict results or the effect of future plans or strategies is inherently uncertain and undue reliance should not be placed on such statements.